UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                JANUARY 12, 2007

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                            PEOPLE'S LIBERATION, INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other Jurisdiction of Incorporation or Organization)

              000-16075                               86-0449546
       (Commission File Number)          (IRS Employer Identification No.)

                          150 WEST JEFFERSON BOULEVARD,
                              LOS ANGELES, CA 90007
                    (Address of Principal Executive Offices
                                  and zip code)

                                 (213) 745-2123
                             (Registrant's telephone
                          number, including area code)

                            PEOPLE'S LIBERATION, INC.
                          150 WEST JEFFERSON BOULEVARD
                              LOS ANGELES, CA 90007
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM  5.02  DEPARTURE  OF  DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT  OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

    On January 12, 2007, People's Liberation, Inc. entered into an Employment Agreement with Daniel Guez, pursuant to which he will serve as our Chief Executive Officer and/or Creative Director, and Chairman of the Board of Directors. The agreement is for an initial term of three years and is automatically extended for additional one year terms unless we or Mr. Guez elect not to extend the term of the agreement. Under the agreement, Mr. Guez will receive the following compensation:

     -    Base  salary  of  $400,000  per  annum,  subject to upward adjustment;
     - Annual performance bonus in the amount equal to the sum of (i) ten percent (10%) of the first three million dollars ($3,000,000) of our consolidated EBITDA for such fiscal year, and (ii) five percent (5%) of the amount of our consolidated EBITDA, if any, in excess of three million dollars ($3,000,000) for such fiscal year; and
     -    Automobile  and  related  expense  allowance  of  $2,300  per  month.

     If during the employment period, (a) we terminate Mr. Guez's employment without cause or if Mr. Guez terminates his employment for good reason, or (b) if (i) we shall fail to extend the period of the employment period as provided above, and (ii) at any time within six months following expiration of the employment period, we terminate Mr. Guez's employment without cause or Mr. Guez terminates his employment for good reason or without good reason, Mr. Guez will be paid severance in an amount equal to one and one-half times the sum of Mr. Guez's base salary in effect on the date of termination plus the average annual bonus received by Mr. Guez for the two complete fiscal years immediately prior to the termination date, and all of his outstanding stock options, restricted stock and other equity awards will accelerate and become fully vested on the date of termination.

     If Mr. Guez's employment is terminated by reason of his death or disability during the employment period, Mr. Guez, his estate or beneficiaries, as applicable, will be entitled to be paid a lump sum payment of one-hundred percent (100%) of Mr. Guez's then current annual base salary, and all outstanding stock options, restricted stock and other equity awards granted to Mr. Guez will accelerate and become fully vested on the date of termination. In addition, for a period of 18 months following the date of termination, we will continue to provide Mr. Guez and his eligible family members with group health insurance coverage.

     The description of Mr. Guez's employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  statements  of  business  acquired.  N/A
     (b)     Pro  forma  financial  information.  N/A
     (c)     Shell  company  transactions.  N/A
     (d)     Exhibits.
             10.1 Employment Agreement effective as of January 12, 2007, by and between People's Liberation, Inc. and Daniel S. Guez.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, People's Liberation, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PEOPLE'S LIBERATION, INC.

Date: January 16, 2007                  By: /s/ Daniel Guez
                                           ------------------------------------
                                           Daniel Guez, Chief Executive Officer


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
                                  EXHIBIT INDEX

Exhibit
Number        Description of Exhibit
------        ----------------------

10.1 Employment Agreement effective as of January 12, 2007, by and between People's Liberation, Inc. and Daniel S. Guez.


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